Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-140362 on Form S-4 of our report dated March 16, 2006 (April 10, 2006 as to the effects of the restatement discussed in Note 17), relating to the consolidated financial statements and the consolidated financial statement schedule of Protection One, Inc. appearing in Annex D of the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

February 12, 2007